Exhibit 16.1


                             SPROUSE & WINN, L.L.P.
                            ACCOUNTANTS & CONSULTANTS



LESTER SPROUSE, PARTNER                                  PAMELA L. HILL, PARTNER
JEFF C. ANDERSON, PARTNER                                  JONN M. WINN, PARTNER




September 10, 2001

Securities and Exchange Commission
450  Fifth Street, N.W.
Washington, D.C., 20549

Re:  American  Absorbents  Natural  Products,  Inc.

We were previously the independent accountants for the Company and on May 31, 2001, we reported an the financial statements of the Company for the years ended January 31, 2001 and 2000, and from inception of the development stage on February 9, 1984 through January 31, 2001. We did not review the Form 10Q for the quarters ended April 30,2001 and July 31, 2001.

We have read item 4 of the Current Report on Form 8-K of American Absorbents Natural Products, Inc. dated September 10, 2001, and we agree with the statements contained therein as they related to our firm.

Sincerely,


/s/  SPROUSE  &  WINN,  L.L.P.
SPROUSE  &  WINN,  L.L.P.





       515 CONGRESS AVENUE, SUITE 1212 AUSTIN, TEXAS 78701 (512) 476-0717
                    FAX (512) 476-0462 www.sprouse-winn.com



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